As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-[__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SONO GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-1828632
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Sono Group N.V.

4965 Trinidad Drive

Land O’ Lakes, FL 34639

+1 352-502-1191

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kevin McGurn

Chief Executive Officer

4965 Trinidad Drive

Land O’ Lakes, FL 34639

+1 352-502-1191

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jeffrey C. Selman

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, California 94105

(415) 615-6035

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration on Form S-3 (File No. 333-[______]). Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $100,000,000.

This registration statement contains a base prospectus, which covers the offering, issuance and sale by us of the securities identified therein from time to time in one or more offerings with a total value of up to $100,000,000. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 12, 2026

SONO GROUP N.V.

Up to $100,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may, from time to time in one or more offerings, offer and sell up to $100.0 million in the aggregate amount of our ordinary shares, nominal value €0.01 per share (“Ordinary Shares”), preferred shares, nominal value €300.00 per share (“Preferred Shares”), debt securities, warrants, rights and/or units, in one or more series or classes and in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. This prospectus provides a general description of the securities we may offer. Each time we sell securities described herein, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. Please read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference before you invest in any of our securities. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) and trade on the Nasdaq Capital Market (“Nasdaq-CM”) under the symbol “SSM”. On May 8, 2026, the closing price of our Ordinary Shares was $4.42.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), until December 31, 2026, and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the U.S. Securities and Exchange Commission (the “SEC”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the SEC nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100.0 million.

This prospectus provides a general description of the securities we may offer. Each time we sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

Sono Group N.V. was incorporated on October 23, 2020 (at that time as a Dutch limited liability company (besloten vennootschap met beperkte aansprakelijkheid) named Sono Motors Finance B.V.), pursuant to the laws of the Netherlands, as a wholly owned subsidiary of Sono Motors GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) (the “Subsidiary”). On November 27, 2020, as part of a corporate reorganization, our then-existing shareholders contributed all of their shares in the Subsidiary to Sono Motors Finance B.V. in exchange for newly issued common shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding common share in Sono Motors Finance B.V. at that time, which was held by the Subsidiary, was cancelled (ingetrokken). As a result, the Subsidiary became a wholly owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of the Subsidiary became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V. (the “Conversion”). Following the Conversion, Sono Group N.V. will be referred to as the “Company” or “Sono N.V.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sono N.V.,” “we,” “us,” “our” and similar terms refer to Sono Group N.V. (f/k/a Sono Motors Finance B.V.).

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When used in this prospectus, the words “believe,” “may,” “might,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “plan,” “potential,” “is/are likely to,” “would,” and similar expressions (including the negative of any of the foregoing) are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. These forward-looking statements include, without limitation, statements about the following matters:

•	our ability to comply with the continuing standards of the Nasdaq-CM;
•	our strategies, plan, objectives and goals;
•	our expectations regarding the development of our industry, market size and the regulatory and competitive environment in which we operate;
•	our expectations and beliefs regarding accounting and tax matters;

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date of this prospectus, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to maintain relationships with lenders and other third parties;
•	our ability to raise any additional financing that may be required to continue as a going concern;
•	our future business and financial performance, including our ability to turn profitable, scale our operations and build a well-recognized and respected brand cost-effectively;
•	our ability to develop and maintain relationships with key business partners who are crucial for our operations;
•	our exposure to various liability risks resulting from past or existing employment relationships and labor laws; and
•	changes in general political, economic and competitive conditions and specific market conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please read the descriptions under the heading “Risk Factors” contained in (1) Part I, Item 1A. of our 2025 Annual Report, (2) our other reports and registration statements filed from time to time with the SEC, and (3) other public announcements we make from time to time. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

All forward-looking statements included herein attributable to Sono N.V. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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OUR COMPANY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” before making an investment decision.

The Company

Sono Group N.V. (“Sono N.V.”) is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of the Netherlands, having its registered office at 4965 Trinidad Drive, Land O’ Lakes, FL 34639. Our telephone number is +1 352-502-1191, and our website address is https://ir.sonomotors.com/. During the year ended December 31, 2025, our business consisted of our legacy solar operations conducted through the Subsidiary, as further described below under the subheading “Overview” in this prospectus and in our 2025 Annual Report. As of December 31, 2025, we operated our legacy solar business as a single business segment, managing our financing, research and development and product commercialization on a consolidated basis. Subsequent to December 31, 2025, Sono N.V. adopted the digital asset treasury strategy and initiated an exit from our legacy solar operations. As a result, we anticipate that future operating losses will be materially reduced compared to historical periods, as the primary source of our historical cash consumption (the solar operations) has been eliminated. Our long-term financial performance will depend on the successful implementation of the digital asset treasury strategy, the cash flows generated through our digital asset holdings, and efficient management of our streamlined holding company cost structure. There can be no assurance that the digital asset treasury strategy will generate the anticipated returns or that additional financing will not be required. See the discussion in our 2025 Annual Report.

Sono N.V. was incorporated on October 23, 2020 (at that time as a Dutch limited liability company (besloten vennootschap met beperkte aansprakelijkheid) named Sono Motors Finance B.V.), pursuant to the laws of the Netherlands, as a wholly owned-subsidiary of Sono Motors GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) (the “Subsidiary”). As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in the Subsidiary to Sono Motors Finance B.V. in exchange for newly issued common shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding common share in Sono Motors Finance B.V. at that time, which was held by the Subsidiary, was cancelled (ingetrokken). As a result, the Subsidiary became a wholly owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of the Subsidiary became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V.

On September 5, 2025, the Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM.” The Sono N.V. high voting shares (“High Voting Shares”) and the Sono N.V. Preferred Shares are not currently listed for trading on any securities exchange or included in any automatic quotation system.

Additional information regarding Sono N.V. is contained in the documents incorporated by reference into this prospectus and the other documents that we file with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 31 of this prospectus. The information contained in, or that can be accessed through, Sono N.V.’s website is not part of this prospectus or incorporated by reference herein.

Overview

Digital Asset Treasury

Subsequent to December 31, 2025, on March 14, 2026, the Management Board, with the approval of the Supervisory Board, ratified Sono N.V.’s entry into the ISDA Master Agreement, the Schedule and the Credit Support Annex (in each case, as defined below) and approved the adoption of a digital asset treasury strategy and digital asset treasury policy and the purchase by Sono N.V. of Bitcoin (“Bitcoin” or “BTC”) and other digital assets in connection therewith. Under Sono N.V.’s digital asset treasury strategy, the principal holding in Sono N.V.’s treasury reserve on its balance sheet will be allocated to digital assets, principally Bitcoin, by applying a covered-call yield strategy. Sono N.V. may use available liquidity, including proceeds from previously disclosed financing arrangements, to purchase Bitcoin and other digital assets, subject to applicable law.

In connection with the digital asset treasury strategy, on March 10, 2026, Sono N.V. entered into an International Swaps and Derivatives Association, Inc. (“ISDA”) 2002 ISDA Master Agreement, (the “ISDA Master Agreement”) with Blockchain.com (BVI) II Limited, a business company incorporated under the laws of the British Virgin Islands (“Blockchain.com”), facilitating Sono N.V. to enter into derivative and/or hedging transactions (collectively, the “Transactions”) to manage the risk associated with the digital asset treasury strategy. The derivative and hedging transactions will be governed by the ISDA Master Agreement, including the related Schedule to the ISDA Master Agreement executed by Sono N.V. and Blockchain.com on March 10, 2026 (the “Schedule”). The structure of the Transactions may include forwards, swaps, futures, options or other derivatives transactions in respect of digital assets. Certain events of default will apply to the Transactions under the ISDA Master Agreement and Schedule, including, but not limited to, failure to pay or deliver, breach of the agreement, credit support default, cross-defaults and misrepresentation. In addition, in connection with the ISDA Master Agreement, Sono N.V. and Blockchain.com entered into a Credit Support Annex to the Schedule to the ISDA Master Agreement, dated as of March 10, 2026 (the “Credit Support Annex”), which sets forth the terms and conditions upon which Sono N.V. will be required to deliver additional collateral to Blockchain.com (and Blockchain.com will be required to return collateral to Sono N.V.) depending upon the mark to market exposure under the ISDA Master Agreement and the value of the collateral. The ISDA Master Agreement, the Schedule and the Credit Support Annex are governed by the laws of England and Wales.

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Under the strategy, we intend to use the net proceeds from our recent financings to purchase or otherwise acquire Bitcoin and other digital assets and to establish digital asset treasury operations.

Overview of Legacy Solar Operations through Sono Motors GmbH

For the year ended December 31, 2025, we were a technology company focused on the development and commercialization of solar integration solutions for commercial vehicles, as further described in our 2025 Annual Report. After terminating our Sion passenger car program due to a lack of available funding at the end of February 2023, we pivoted our business model to focus exclusively on retrofitting and integrating our proprietary solar technology onto third party vehicles with an initial focus on our Solar Bus Kit.

In 2024, we expanded our product portfolio beyond the Solar Bus Kit to include similar solar integration solutions for additional commercial vehicle categories, including trucks, vans, RVs, refrigerated trailers, coach buses and panel vans. This strategic expansion was intended to align with the growing demand for sustainable energy solutions across multiple transportation sectors, allowing us to address a broader range of manufacturers and fleet operators looking to reduce fuel costs and emissions.

Expanding beyond our low-voltage retrofit solar solutions, in the beginning of 2025, we increased our offerings to also include high-voltage solar solutions, leveraging our proprietary solar charge controller, also known as the MCU. This advanced technology enables seamless solar energy integration into the high voltage system of commercial vehicles with larger energy demands. Additionally, we adjusted our distribution strategy and increased our focus on direct collaborations with original equipment manufacturers (“OEMs”) and certain partners including cooling unit and battery manufacturers. Building on a series of pilot projects, we aimed to collaborate with OEMs and certain partners to integrate our complete solar solutions and standalone solar products into vehicle structures, and work toward collaborations with several OEMs for specific vehicles, which could enable customers to select solar-powered options at the time of vehicle or trailer purchase. This approach was designed to enhance accessibility and scalability while streamlining adoption for commercial fleets.

Historically, Sono N.V. has incurred recurring operating losses and negative cash flows from operations since inception, primarily attributable to the operations of the Subsidiary; however, in 2024, Sono N.V. recorded an operating profit due to the impact of revaluation gains following the reconsolidation of Sono Motors GmbH after the termination of the Self-Administration Proceedings in early 2024. This one-time accounting impact significantly influenced our reported net income for the year ended December 31, 2024. In 2025, we recorded an operating loss of €7.7 million, although our net income for the same period was positive and amounted to €4.0 million, primarily due to recorded gains in the fair value of convertible debentures carried at fair value.

Exit from Legacy Solar Operations through Sono Motors GmbH

On March 14, 2026, the Management Board, with approval of our Supervisory Board resolved to terminate all current and future funding commitments to the Subsidiary and to exit the legacy solar operations conducted through the Subsidiary, with immediate effect. Sono N.V.’s decision was driven by the Subsidiary’s historical lack of profitability, which has resulted in Sono N.V. having to continuously provide funding to the Subsidiary, and thus incur losses, and a determination by the Management Board that there was not a clear path for the Subsidiary to achieve profitability in a reasonably desirable timeframe and thus, avoid future losses by Sono N.V. This decision was made in conjunction with the decision on March 14, 2026 by the Management Board, with the approval of the Supervisory Board, to adopt the digital asset treasury strategy. The digital asset treasury strategy is projected to generate cash flow for Sono N.V. in the first year of its execution. Sono N.V. is also exploring other strategic alternatives to maximize shareholder value.

Sono N.V. is currently unable to make a good faith estimate of the total costs and charges, if any, that may be incurred in connection with the cessation of funding to the Subsidiary and the exit from our legacy solar business. The determination of any such costs is subject to significant uncertainties, including, among other things, the timing, scope and manner of any actions undertaken with respect to the Subsidiary following the cessation of funding, as well as the extent of any obligations of Sono N.V. in connection therewith. Potential costs, if any, may include legal, advisory and other professional fees and expenses associated with activities relating to the Subsidiary. Any such costs and expenditures, if incurred, are expected to be reduced by cash flow to Sono N.V. from the digital asset treasury strategy. Sono N.V. will disclose material costs, charges and cash expenditures to be borne directly by Sono N.V., if and when such amounts become reasonably estimable.

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Corporate Information

We were incorporated pursuant to the laws of the Netherlands as Sono Motors Finance B.V. on October 23, 2020 as a wholly-owned subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued common shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding common share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was cancelled (ingetrokken). As a result, Sono Motors GmbH became a wholly-owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V. The corporate office of Sono Group N.V. is located at 4965 Trinidad Drive, Land O’ Lakes, FL 34639 and its telephone number is +1 352-502-1191.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of our IPO (November 17, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the SEC. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Ordinary Shares held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Ordinary Shares held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies or what has been shared/disclosed by Sono N.V. previously.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including any reports we file with the SEC after the date of this prospectus that are incorporated herein by reference, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference” elsewhere in this prospectus.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes. We may invest the net proceeds in a variety of capital preservation instruments, including purchasing or otherwise acquiring Bitcoin and other digital assets and establishing digital asset treasury operations, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer up to $100.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of the offering. We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. This prospectus provides a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

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DESCRIPTION OF CAPITAL STOCK

The following summary of the general terms and provisions of our Ordinary Shares does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of association (as amended from time to time, our “Articles of Association”) and applicable Dutch law provisions.

Ordinary Shares

Our Ordinary Shares are issued in registered form. Our authorized share capital is €1,630,300, divided into 120,000,000 ordinary shares, each with a nominal value of €0.01, 40,000 high voting shares, each with a nominal value of €0.25 and 1,401 preferred shares, each with a nominal value of €300.

On December 23, 2024, the Company amended its Articles of Association to implement a reverse share split (the “Reverse Share Split”) of the Company’s Ordinary Shares and High Voting Shares at a ratio of 1-for-75. The Reverse Share Split took market effect on January 6, 2025, following confirmation from the Financial Industry Regulatory Authority that it had received and reviewed all necessary documentation to process the Reverse Share Split and was perfected pursuant to an amendment of the Company's Articles of Association on September 9, 2025.

In addition, at Sono N.V.'s extraordinary general meeting held on January 31, 2024, the shareholders approved a proposal to increase (in one or a series of amendments) our authorized share capital in order to cover conversions under the convertible debentures held by YA II PN, Ltd. (“Yorkville”). At the Company’s extraordinary meeting of shareholders on November 7, 2024 (the “November 2024 EGM”), the shareholders approved a proposal to inter alia (i) increase (in one or a series of amendments) our authorised share capital in order to cover the increase of our authorised share capital under an authority of the management board to issue Ordinary Shares or grant rights to subscribe for Ordinary Shares, and (ii) introduce a new class of preferred shares, with a nominal value of €300.00 per preferred share, with each preferred share being convertible into 30,000 Ordinary Shares, which changes were implemented by amendment to the Company's Articles of Association on September 9, 2025.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association.

Preferred Shares

We are authorized to issue 1,401 preferred shares, nominal value €300.00 per share (the “Preferred Shares”), all of which are issued, outstanding and held by Yorkville. The Preferred Shares were created as a new class of shares approved by shareholders at the November 2024 EGM and were issued on September 9, 2025 solely in exchange for the surrender and cancellation of all outstanding convertible debentures held by Yorkville pursuant to an exchange agreement dated December 30, 2024, as amended (the “Exchange Agreement”). The total debt converted was approximately $42.1 million (inclusive of accrued interest).

Each Preferred Share is convertible into 30,000 Ordinary Shares, subject to the terms of the Exchange Agreement. The effective conversion price (the “Effective Conversion Price”) equals 85% of the lowest daily volume weighted average price of the Ordinary Shares during the 10 trading days immediately preceding the date of notice of conversion, subject to a floor price equal to $4.00 per Ordinary Share from the closing date until six months after the Nasdaq listing date, and $1.00 per Ordinary Share thereafter. Upon conversion, Yorkville must surrender the Preferred Shares being converted plus automatically sell back to the Company (for no consideration) additional Preferred Shares such that the total number of Preferred Shares surrendered and subject to the conversion will be equal to (a) the total number of Ordinary Shares issuable upon such conversion, multiplied by (b) the Effective Conversion Price, divided by (c) 30,000.

Each Preferred Share carries 30,000 votes at any general meeting of shareholders. However, Yorkville is subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. In addition, Yorkville may not convert Preferred Shares if, after giving effect to such conversion, Yorkville (together with its affiliates) would beneficially own more than 4.99% of the number or voting power of the outstanding Ordinary Shares. This beneficial ownership limitation may be waived by Yorkville upon not less than 65 days’ prior notice to the Company.

Issuance of Shares

Under Dutch law and our Articles of Association, the issuance of shares and/or the granting of rights to subscribe for shares requires a resolution of the general meeting. Another corporate body, such as the management board or the supervisory board, may be designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to issue shares, grant rights to subscribe for shares or designate another corporate body of the Company to do the same requires the approval of the relevant class meeting whose rights are prejudiced. A designation of another corporate body is irrevocable unless stipulated differently. Our supervisory board has been authorized to issue shares and/or rights to subscribe for shares, for a period of maximum eighteen months after an annual general meeting of Sono N.V. held on August 13, 2025 (the “August 2025 AGM”).

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Preemptive Rights

Under Dutch law and our Articles of Association, in the event of an issuance of shares of a certain class, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares of such class held by such holder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the preemptive rights in respect of newly issued shares may be restricted or excluded by a resolution of the general meeting. Another corporate body, such as the management board or the supervisory board, may restrict or exclude the preemptive rights in respect of newly issued shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting. Our supervisory board has been authorized to restrict or exclude preemptive rights, for a period of maximum eighteen months after the August 2025 AGM.

Conversion of Shares

Under our Articles of Association, and subject to certain requirements, each issued high voting share can be converted into twenty-five Ordinary Shares. Ordinary shares cannot be converted into High Voting Shares. Upon the issuance of the Preferred Shares, and subject to certain requirements, each issued preferred share can be converted into 30,000 Ordinary Shares. Ordinary shares cannot be converted into Preferred Shares.

Transfer of Ordinary Shares

Except as otherwise provided or allowed by Dutch law, the issue or transfer of a share shall require a deed to that effect and, in the case of a transfer and unless the Company itself is a party to the transaction, acknowledgement of the transfer by the Company. The acknowledgement shall be set out in the deed or shall be made in such other manner as prescribed by law. For as long as any Ordinary Shares are admitted to trading on the New York Stock Exchange, the Nasdaq Stock Market or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by the relevant transfer agent.

Repurchase of Shares

An acquisition of Ordinary Shares for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of Ordinary Shares that may be acquired, the manner in which Ordinary Shares may be acquired and the price limits within which Ordinary Shares may be acquired. The actual acquisition may only be effected by a resolution of our management board, with the approval of our supervisory board. No authorization of the general meeting of shareholders is required if fully paid Ordinary Shares are acquired by us with the intention of transferring such Ordinary Shares to our employees under an applicable employee stock purchase plan or if shares are acquired for no consideration.

Requirements for Amendments to our Articles of Association

An amendment of our Articles of Association would require a resolution of the general meeting upon proposal by the management board with the approval of our supervisory board.

Limitations on the Right to Own Ordinary Shares

Our Articles of Association contain no limitation on the rights to own our shares provided that we cannot hold more than fifty per cent of the nominal value of our own share capital. Pursuant to our Articles of Association, for as long as any of our Ordinary Shares are admitted to trading on any regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of our Ordinary Shares reflected in the register administered by the relevant transfer agent. However, certain other aspects relating to our Ordinary Shares remain subject to Dutch law and Dutch law continues to determine, for example, how new shares are issued.

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Shareholders’ Meetings

General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual general meeting shall be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the management board or the supervisory board and shall be held within three months after our management board has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law that jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our management board and our supervisory board to convene a general meeting and neither our management board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.

General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include – if possible and applicable – among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the management board or the supervisory board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code (the “DCGC”) and our Articles of Association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of management board members or supervisory board members), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period or a statutory cooling-off period (as discussed below) has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

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•	our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairperson of the supervisory board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another supervisory board member present at the meeting. If no supervisory board member is present, the meeting shall be presided over by our CEO. If the CEO is not present at the meeting, the general meeting shall be presided over by another management board member present at the meeting. If no management board member is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Management board members and supervisory board members may always attend a general meeting. In these meetings, they have an advisory vote. The chairman of the meeting may decide, at his or her discretion, to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, insofar as they have such right, to vote pro rata to the total nominal value of his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

Each ordinary share confers the right on the holder to cast one vote at the general meeting and each high voting share confers the right on the holder to cast twenty-five votes at the general meeting. Each preferred share confers the right to cast 30,000 votes at a general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

Decisions of the general meeting are taken by a simple majority of votes cast in a meeting where at least one third of the entire issued share capital is represented, except where Dutch law or our Articles of Association provide for a qualified majority or unanimity.

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Dividends and Other Distributions

Dividends

We may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus any reserves required by Dutch law or by our Articles of Association. Under our Articles of Association, our management board may decide that all or part of the profits are carried to reserves. After reservation by the management board of any profit, any remaining profit will be at the disposal of the general meeting for distribution, subject to restrictions of Dutch law and approval by our supervisory board.

We only make a distribution to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements, to declare interim distributions without the approval of the general meeting, but only with the approval of the supervisory board.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, albeit those transfers being subject to applicable restrictions under trade and economic sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, such dividends or other distributions must be reported to the Dutch Central Bank for statistical purposes. There are no special restrictions in the Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedures

A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under our Articles of Association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the management board approved by our supervisory board. In the event of a dissolution, the liquidation shall be effected by the management board, under supervision of our supervisory board, unless the general meeting decides otherwise. During liquidation, the provisions of our Articles of Association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, those remaining assets shall be distributed to our shareholders in proportion to their number of shares.

Provisions Impacting any Change of Control

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our Articles of Association may make it more difficult for a third party to acquire control of us or effect a change in our management board and supervisory board. These provisions include:

•	a multi-class share structure, which consists of Ordinary Shares, High Voting Shares and Preferred Shares, with Ordinary Shares carrying one vote per share, High Voting Shares carrying 25 votes per share and Preferred Shares carrying 30,000 votes;

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•	the High Voting Shares and the Preferred Shares are not being listed on a stock exchange;

•	a provision that our management board members and the supervisory board members are appointed on the basis of a binding nomination prepared by our supervisory board which can only be overruled by a two-thirds majority of votes cast representing more than half of our issued share capital;

•	a provision that our management board members and the supervisory board members may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital (unless the dismissal is proposed by the supervisory board in which case a simple majority of the votes cast would be sufficient);

•	a provision allowing, among other matters, the former chairperson of our supervisory board to manage our affairs if all of our supervisory board members are removed from office and to appoint others to be charged with the supervision of our affairs, until new supervisory board members are appointed by the general meeting on the basis of the binding nominations discussed above; and

•	a requirement that certain matters, including an amendment of our Articles of Association, may only be brought to our general meeting for a vote upon a proposal by our management board with the approval of our supervisory board.

In addition, Dutch law allows for staggered multi-year terms of our management board members and supervisory board members, as a result of which only part of our management board members and supervisory board members may be subject to appointment or re-appointment in any one year.

In accordance with the DCGC and our Articles of Association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of management board members or supervisory board members), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period or a statutory cooling-off period (as discussed below) has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more management board members or supervisory board members (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint management board members and supervisory board members (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•	our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

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•	our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Limitations on Liability and Indemnification of Officers and Directors

Pursuant to the Articles of Association, Sono N.V. will indemnify its managing directors and supervisory directors from any financial losses or damages and any expenses reasonably paid or incurred by such managing director or supervisory director in connection with any legal proceedings in which such managing director or supervisory director becomes involved.

Dissenters’ Rights of Appraisal

Under article 2:333h of the Dutch Civil Code, with certain exceptions, registered shareholders who vote against a cross-border merger will have statutory appraisal rights in connection with such transaction. However, Dutch law does not provide statutory appraisal or dissenters’ rights for shareholders in purely domestic mergers.

Shareholders’ Derivative Actions

Dutch law does not provide for derivative suits. As such, individual shareholders do not have a general right to bring an action on behalf of the Company.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our capital stock is Equiniti Trust Company, LLC.

Listing of Ordinary Shares

Our Ordinary Shares trade on the Nasdaq-CM under the ticker symbol “SSM”.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Ordinary Shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Ordinary Shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

•	We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities - General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. Following the description of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates is a description of our outstanding warrants.

General

We may issue warrants for the purchase of Ordinary Shares, Preferred Shares and/or debt securities in one or more series. We may issue warrants independently or together with Ordinary Shares, Preferred Shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase Ordinary Shares or Preferred Shares, the number of shares of Ordinary Shares or Preferred Shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	applicable material U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Outstanding Warrants

Pre-Funded Warrant Private Placement

On March 10, 2026, the Company and Yorkville entered into a Pre-Funded Warrant Securities Purchase Agreement, dated March 10, 2026 (the “Warrant Purchase Agreement”), pursuant to which, at the closing which occurred on March 10, 2026, the Company issued and sold to Yorkville a pre-funded warrant to purchase up to 283,367 Ordinary Shares of the Company (the “Warrant Shares”), exercisable in whole or in part at any time after issuance (the “Pre-Funded Warrant”). The aggregate subscription amount for the Pre-Funded Warrant was $2,000,004.29. Such amount was paid by Yorkville at the closing of the Warrant Purchase Agreement. The aggregate gross proceeds to the Company from the private placement were approximately $2,000,004.29, before deducting the offering expenses payable by the Company, which expenses consist solely of legal fees. The Company intends to use the net proceeds from the offering for working capital purposes. In addition, the per share exercise price of the Pre-Funded Warrant is €0.01.

The Pre-Funded Warrant is exercisable for up to 283,367 Ordinary Shares at an exercise price of €0.01 per share (subject to certain adjustments), is exercisable immediately upon issuance, and may be exercised, in whole or in part, at any time until exercised in full. Yorkville (together with its Attribution Parties (as defined in the Pre-Funded Warrant)) may not exercise any Pre-Funded Warrant to the extent that Yorkville would own more than 4.99% of the outstanding Ordinary Shares immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of such Pre-Funded Warrant, which percentage may be changed at Yorkville’s election to a lower or higher percentage not in excess of 9.99% upon 61 days’ notice to the Company, subject to the terms of the Pre-Funded Warrant. The Pre-Funded Warrant provides for standard anti-dilution adjustments to the exercise price and the number of Warrant Shares issuable upon exercise in connection with stock dividends, splits, combinations, reclassifications and similar events.

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DESCRIPTION OF RIGHTS

We may issue or distribute rights to our shareholders for the purchase of our Ordinary Shares, Preferred Shares or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the shareholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

•	in the case of a distribution of rights to our shareholders, the date for determining the shareholders entitled to the rights distribution;

•	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

•	the aggregate number of Ordinary Shares, Preferred Shares or debt securities purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of applicable material U.S. federal income tax considerations;

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

•	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights (“Holders”) to purchase for cash the number of Ordinary or Preferred Shares or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the Ordinary Shares or Preferred Shares or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed Ordinary Shares or Preferred Shares or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase Ordinary Shares or Preferred Shares are exercised, the holders of any rights will not have any rights of holders of the underlying Ordinary Shares or Preferred Shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Ordinary Shares or Preferred Shares, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

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DESCRIPTION OF UNITS

We may issue units comprised of shares of Ordinary Shares, Preferred Shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable material U.S. federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•	to correct or supplement any defective or inconsistent provision; or

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•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Dutch law.

Form, Exchange and Transfer

We will issue each unit in global  —  i.e., book-entry  —  form only. Units in book-entry form may be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

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Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•	on or through the facilities of the Nasdaq-CM or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker otherwise than on the Nasdaq-CM or such other securities exchanges or quotation or trading service.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

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Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any Ordinary Shares offered under this prospectus and any supplement hereto will be passed upon for us by DLA Piper LLP (US). Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Sono N.V. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, and management’s assessment of the effectiveness of Sono N.V.’s internal control over financial reporting as of December 31, 2025, incorporated by reference in this prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Sono N.V.’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements) of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3, including exhibits, with respect to the shares of Ordinary Shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Ordinary Shares, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://ir.sonomotors.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K (and previously on Form 20-F), our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K (and previously on Form 6-K), and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that Sono N.V. has previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026; and

•	Current Reports on Form 8-K, filed with the SEC on January 29, 2026, February 24, 2026, March 10, 2026, March 16, 2026 and March 19, 2026 (as amended by the Form 8-K/A filed with the SEC on May 8, 2026).

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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SONO GROUP N.V.

$100,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our Ordinary Shares and other securities:

SEC registration fee	$13,810
Printing expenses*	$10,000
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$7,500
Miscellaneous*	$-
Total	$56,310

_______________________

*Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the securities.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 15. Indemnification of Directors and Officers

Indemnification of Directors and Officers Under Dutch Law

Sono N.V. has entered into indemnification agreements with the members of the Supervisory Board and the Management Board. Such members, including former members, will have the benefit of the following indemnification provisions in the Articles of Association:

Current and former members of the Supervisory Board and the Management Board shall be reimbursed for all expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification shall be made only (unless ordered by a court) upon a determination that indemnification of a director or former director is proper under the circumstances because he or she had met the applicable standard of conduct set.

Expenses that a director or former director has incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of such action, suit or proceeding, upon a resolution of the board of directors with respect to the specific case upon receipt of an undertaking by or on behalf of the director to repay such amount, unless it is ultimately determined that such director is entitled to be indemnified by us.

A director or former director of the registrant shall not be entitled to any indemnification, if and to the extent:

•	Dutch law would not permit such indemnification;
•	a Dutch court, a judicial tribunal or, in case of an arbitration, an arbitrator has established by final judgment that is not open to challenge or appeal, that the acts or omissions of the director can be considered intentional, fraudulent, grossly negligent, willfully reckless, seriously culpable, or willful misconduct on the part of the director, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;
•	the costs or the decrease in assets of the director are covered by an insurance and the insurer started payment of the costs or the decrease in assets; or
•	the registrant brought up the procedure in question before a court.

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Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes:

D.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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E.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

G.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

H.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

I.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

1.1***	Form of Underwriting Agreement

3.1*	Articles of Association of Sono Group N.V., as amended effective September 9, 2025 (Dutch and English translations) (incorporated herein by reference to Exhibit 3.1 of Sono N.V.’s Quarterly Report on Form 10-Q filed with the SEC on November 20, 2025)

4.1*	Description of the rights of each class of Sono N.V. securities registered under Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Annual Report on Form 10-K filed with the SEC on April 17, 2025)

4.2*	Pre-Funded Warrant, dated March 10, 2026, issued by Sono N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on March 10, 2026)

4.3***	Form of Specimen Ordinary Shares Certificate

4.4***	Form of Specimen Preferred Shares Certificate

4.5***	Form of Indenture

4.6***	Form of Debt Security with respect to Senior Debt Securities

4.7***	Form of Debt Security with respect to Subordinated Debt Securities

4.8***	Form of Warrant Agreement

4.9***	Form of Rights Agreement

4.10***	Form of Unit Agreement

5.1**	Opinion of DLA Piper LLP (US)

23.1**	Consent of Grassi & Co., CPAs, Independent Registered Public Accounting Firm for Sono Group N.V.

23.2**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24**	Power of Attorney (included on signature page to initial filing of this Registration Statement)

25.1****	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.

107**	Filing Fee Table

__________________

*	Previously filed and incorporated herein by reference.
**	Filed Herewith.
***	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, as applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, State of New Jersey on May 12, 2026.

SONO GROUP N.V.

By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kevin McGurn, acting alone, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all pre-effective and post-effective amendments and registration statements filed under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Kevin McGurn	Chief Executive Officer and Managing Director (Principal Executive Officer)	May 12, 2026
Kevin McGurn

/s/ M. Scott Calhoun	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2026
M. Scott Calhoun

/s/ David Dodge	Chairperson of the Supervisory Board	May 12, 2026
David Dodge

/s/ Christopher Schreiber	Member of the Supervisory Board	May 12, 2026
Christopher Schreiber

/s/ Owen May	Member of the Supervisory Board	May 12, 2026
Owen May

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